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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated March 12, 1999 on the financial statements of Interep National Radio Sales, Inc. and to all references to our Firm included in or made a part of this registration statement.



ARTHUR ANDERSEN LLP

New York, New York
December 7, 1999